Exhibit 10.20
July 31, 2009
Fingerhut Direct Marketing, Inc.
6509 Flying Cloud Drive
Eden Prairie, Minnesota 55344
Attn: Chief Financial Officer
Ladies and Gentlemen:
     Reference is made to that certain Securities Purchase Agreement, dated as of March 23, 2006, as amended by that certain letter agreement dated as of June 21, 2007 and that certain letter agreement dated as of May 15, 2008 (the “Purchase Agreement”), between Fingerhut Direct Marketing, Inc., a Delaware corporation (the “Company”), and the purchasers named on the Purchaser Schedule attached thereto (the “Purchasers”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.
     The Company has requested that the Purchasers agree to certain modifications to the Purchase Agreement and to the Security Agreement. Subject to the terms and conditions hereof, and effective upon the satisfaction of the conditions set forth herein, and provided that the Company agrees to the modifications of the Purchase Agreement and the Security Agreement set forth below, the Purchasers are willing to agree to such request. Accordingly, and in accordance with the provisions of paragraph 12C of the Purchase Agreement, the parties hereto agree as follows:
     SECTION 1. Amendments to the Purchase Agreement. Upon the Effective Date (as defined in Section 4 hereof), each Purchaser and the Company agree that, the Purchase Agreement shall be amended as follows:
     1.01 Paragraph 6J(ii) of the Purchase Agreement is hereby amended by (a) deleting the references to “EBITDA” contained therein and inserting “Consolidated Adjusted EBITDA” in lieu thereof and (b) deleting the reference to “$38,000,000” contained therein and inserting “$36,000,000” in lieu thereof.
     1.02 Paragraph 6S of the Purchase Agreement is hereby amended by deleting the reference to “CIT Bank” contained therein and inserting “any Receivables Account Owner” in lieu thereof.
     1.03 Paragraph 11B of the Purchase Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order to read as follows:
     “Consolidated Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

     “Consolidated Fixed Charges” shall mean, for any period, without duplication, Consolidated Cash Interest Expense, plus any administration fees owed pursuant to paragraph 2 of the Fee Letter (as defined in the SPV Revolving Credit Agreement) and any fees owed pursuant to Section 2.8(a) of the SPV Revolving Credit Agreement, plus scheduled principal payments on Indebtedness made during such period (not including principal payments under the SPV Revolving Credit Agreement or under the Credit Agreement), plus expense for income and franchise taxes paid in cash net of income and franchise tax refunds (but not less than zero), plus dividends or distributions paid in cash, all calculated for the Company and its Subsidiaries on a consolidated basis.
     “Consolidated Interest Expense” shall mean, for any period, total interest expense (including that portion attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Company and its Subsidiaries for such period in accordance with GAAP.
     “Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary of the Company, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any Subsidiary of the Company has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Transaction Document, the Credit Agreement or related agreement or any SPV Credit Document or Related Agreement (as defined in the SPV Revolving Credit Agreement)) or Requirement of Law applicable to such Subsidiary.
     “Receivables Account Owner” shall mean any of (i) CIT Bank, (ii) WebBank and (iii) any other entity selected by the Company and reasonably acceptable to the Required Holder(s), approved pursuant to the terms of the SPV Revolving Credit Agreement and identified in a notice from the Company to the holders of the Subordinated Notes as a Receivables Account Owner or a Backup/Alternative Account Owner (as defined in the SPV Revolving Credit Agreement).
     “Third Amendment Effective Date” shall mean July 31, 2009.
     “Underlying Receivables” has the meaning set forth in the Security Agreement.
     1.04 Paragraph 11B of the Purchase Agreement is hereby amended by amending and restating the following definitions contained therein to read as follows:

     “Consolidated Adjusted EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) for any period including the period in which such amounts were paid, fees and expenses of the agents and lenders in connection with the SPV Credit Documents paid on or prior to May 15, 2008 in an amount not to exceed $1,851,500, and other fees and expenses in an amount not to exceed $2,400,000 paid in connection with the SPV Credit Documents and the transactions contemplated therein, (v) with the consent of the Required Holder(s), any extraordinary non-cash charges for such period and (vi) with the consent of the Required Holder(s), any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), minus (b) without duplication and to the extent included in Consolidated Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(vi) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
     “Fixed Charge Coverage Ratio” shall mean the ratio, determined as of the end of each Fiscal Quarter of the Company for the most-recently ended four Fiscal Quarters, of (a) Consolidated Adjusted EBITDA minus Capital Expenditures (excluding the portion thereof funded with long-term debt financing provided by third parties or funded with equity proceeds) to (b) Consolidated Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. Notwithstanding anything herein to the contrary, for the purposes of this definition, Capital Expenditures funded with equity proceeds received by the Company in May 2008 shall be deemed to have been funded with long-term financing provided by third parties (i) for the three Fiscal Quarters ending January 31, 2009, in an amount not to exceed $5,100,000, (ii) for the Fiscal Quarter ending April 30, 2009, in an amount not to exceed $3,000,000 and (iii) for the Fiscal Quarter ending July 31, 2009, (x) in an amount not to exceed $3,400,000, so long as the average Net Liquidity 1 for such Fiscal Quarter is greater than or equal to $70,000,000 or (y) in an amount not to exceed $1,000,000, so long as the average Net Liquidity 1 for such Fiscal Quarter is greater than $65,000,000 and less than $70,000,000.
     “Holdings Letter Agreement” shall mean that certain Amended and Restated Holdings Letter Agreement dated as of July 31, 2009, by and between the Company and the SPV Collateral Agent, as in effect on the Third Amendment Effective Date.
     “Purchased Assets” has the meaning set forth in the Security Agreement.
     “Receivables Contribution and Purchase Agreement” shall mean that certain Amended and Restated Receivables Contribution and Purchase Agreement dated as of July 31, 2009, by and between the Company and Fingerhut SPV, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     “Servicing Agreement” shall mean the Amended and Restated Servicing Agreement dated as of July 31, 2009, by and among Fingerhut SPV, the Company, as Servicer, and Goldman Sachs Specialty Lending Group, L.P. and Fortress Credit Corp., as Lead Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof
     “SPV Revolving Credit Agreement” shall mean the Amended and Restated Revolving Credit Agreement, dated as of July 31, 2009, between Fingerhut SPV, Goldman Sachs Specialty Lending Group, L.P., as administrative agent, collateral agent, syndication agent, documentation agent, lead arranger and lead lender, and Fortress Credit Corp., as lead lender, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof
     “SPV Security Agreement” shall mean the Amended and Restated Security Agreement, dated as of July 31, 2009, between Fingerhut SPV and the SPV Collateral Agent, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof
     1.05 Paragraph 11 B of the Purchase Agreement is hereby amended by deleting the following definitions:
     “EBITDA”
     “Interest Expense”
     1.06 Paragraph 11C of the Purchase Agreement is hereby amended by adding the following sentence to the end thereof as follows:
     Notwithstanding the foregoing or any other provision of this Agreement providing for any amount to be determined in accordance with generally accepted accounting principles, for purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
     SECTION 2. Amendments to the Security Agreement. Upon the Effective Date (as defined in Section 4 hereof), the Subordinated Collateral Agent, each Purchaser and the Company agree that, the Security Agreement shall be amended as follows:
     2.01 Section 1.3 of the Security Agreement is hereby amended by deleting the term “CIT Documents” contained therein.
     2.02 The defined term “Purchased Assets” contained in Section 1.3 of the Security Agreement is hereby amended and restated in its entirety to read as follows:
     “Purchased Assets” means (i) Underlying Receivables and (ii) other “Purchased Assets” (as such term is defined in Section 2.1(a) of the Receivables Contribution and

Purchase Agreement as in effect on the Third Amendment Effective Date or in any other Receivables Contribution and Purchase Agreement or similar agreement entered into after the date hereof which is substantially in the form of the Receivables Contribution and Purchase Agreement as in effect on the Third Amendment Effective Date, mutatis mutandis, or otherwise reasonably acceptable to the Required Holder(s).
     2.03 The defined term “Receivables Account” contained in Section 1.3 of the Security Agreement is hereby amended deleting the reference to “CIT Bank” contained therein and inserting “a Receivables Account Owner” in lieu thereof.
     2.04 Section 1.3 of the Security Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order to read as follows:
     “Receivables Account Owner Documents” means (i) with respect to CIT Bank, the Amended and Restated Receivables Sale Agreement dated as of May 15, 2008, by and between CIT Bank and Grantor (as it may be amended or modified from time to time) and the Amended and Restated Revolving Loan Product Program Agreement dated as of May 15, 2008, by and between CIT Bank and Grantor (as it may be amended or modified from time to time) and (ii) with respect to any other Receivables Account Owner, each receivables sale agreement, product program agreement, and any other similar agreements between such Receivables Account Owner and the Grantor (as such agreements may be amended or modified from time to time).
     2.05 Section 3.5 of the Security Agreement is hereby amended and restated in its entirety to read as follows:
     3.5. Deposit Accounts. All of the Grantor’s Deposit Accounts are listed on Exhibit B, as such exhibit may be amended with the consent of the Required Holder(s), not to be unreasonably withheld or delayed.
     2.06 Section 7.1 of the Security Agreement is hereby amended by (a) deleting the reference to “the CIT Bank” contained therein and inserting “each Receivables Account Owner” in lieu thereof and (b) deleting the reference to “CIT Documents” contained therein and inserting “Receivables Account Owner Documents” in lieu thereof.
     SECTION 3. Representations and Warranties. The Company represents and warrants to the Purchasers that, after giving effect hereto (a) each representation and warranty set forth in paragraph 8 of the Purchase Agreement is true and correct as of the date of the execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (b) no Event of Default or Default exists and (c) neither the Company nor any Subsidiary has paid or agreed to pay, and neither the Company nor any Subsidiary will pay or agree to pay, any fees or other consideration to any Person in connection with the amendment to the Credit Agreement referenced in Section 4(a)(iii) hereof or the amendment and restatement of the Servicing Agreement referenced in Section 4(a)(ii) hereof.
     SECTION 4. Effectiveness. The amendments described in Section 1 and Section 2 above shall become effective upon the date (the “Effective Date”) that each of the following conditions has been satisfied in a manner satisfactory in form and substance to the Required Holder(s):
     (a) the Required Holder(s) have received the following documents:
     (i) a counterpart of this letter agreement duly executed by the Company and the Subordinated Collateral Agent;
     (ii) certified copies of the amendment and restatement of the Servicing Agreement and the other agreements entered into in connection therewith, in each case, duly executed by the parties thereto in form and substance satisfactory to the Required Holder(s), and all conditions precedent to the effectiveness of such amendment and restatement and other agreements shall have been satisfied; and
     (iii) certified copies of the Amendment No. 1 to Amended and Restated Credit Agreement and Amended and Restated Pledge and Security Agreement duly executed by the parties thereto and all agreements, instruments and other documents executed in connection therewith or delivered pursuant thereto, in form and substance satisfactory to the Required Holder(s), and all conditions precedent to the effectiveness of such amendment shall have been satisfied;
     (b) all corporate and other proceedings in connection with the transactions contemplated by this letter agreement shall be reasonably satisfactory to the Required Holder(s) and its counsel, and the Required Holder(s) shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request;
     (c) as of the date hereof and after giving effect to this letter agreement, no Default or Event of Default has occurred which is continuing; and
     (d) all the representations and warranties contained in Paragraph 8 of the Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except to the extent such representation and warranties, by their terms, specifically are made as of a certain date prior to the date hereof.
     SECTION 5. Reference to and Effect on Purchase Agreement and Security Agreement. Upon the effectiveness of this letter agreement, (a) each reference in the Purchase Agreement or any other document, instrument or agreement to the “Purchase Agreement” shall mean and be a reference to the Purchase Agreement as modified by this letter agreement and (b) each reference in the Purchase Agreement or any other document, instrument or agreement to the “Security Agreement” shall mean and be a reference to the Security Agreement as modified by this letter agreement. Except as specifically set forth in Section 1 hereof, the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically set forth in Section 2 hereof, the Security Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     SECTION 6. Expenses. The Company hereby confirms its obligations under the Purchase Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the Purchasers, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by the Purchasers in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of the Company under this Section 6 shall survive transfer by the Purchasers of any Subordinated Note and payment of any Subordinated Note.
     SECTION 7. Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER AGREEMENT TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.
     SECTION 8. Counterparts Section Titles. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
[signature page follows]

Very truly yours, PRUDENTIAL CAPITAL PARTNERS II, L.P.
By: Stetson Street Partners, L.P., its general partner
By:	/s/ [ILLEGIBLE]
Vice President

PRUDENTIAL CAPITAL PARTNERS MANAGEMENT FUND II, L.P.
By: Mulberry Street Holdings, LLC, its general partner
By: Prudential Investment Management, Inc., its managing member
By:	/s/ [ILLEGIBLE]
Vice President

PRUDENTIAL CAPITAL PARTNERS (PARALLEL FUND) II, L.P.
By: Stetson Street Partners, L.P., its general partner
By:	/s/ [ILLEGIBLE]
Vice President

AGREED AND ACCEPTED: FINGERHUT DIRECT MARKETING, INC.
By:
Title:

Signature Page
Letter Agreement to Securities Purchase Agreement

Very truly yours, PRUDENTIAL CAPITAL PARTNERS II, L.P.

By: Stetson Street Partners, L.P., its general partner
By:
Vice President

PRUDENTIAL CAPITAL PARTNERS MANAGEMENT FUND II, L.P.

By: Mulberry Street Holdings, LLC, its general partner By: Prudential Investment Management, Inc., its managing member
By:
Vice President

PRUDENTIAL CAPITAL PARTNERS (PARALLEL FUND) II, L.P.

By: Stetson Street Partners, L.P., its general partner
By:
Vice President

AGREED AND ACCEPTED: FINGERHUT DIRECT MARKETING, INC.
By:	/s/ [ILLEGIBLE]
Title: EVP and CFO

Signature Page
Letter Agreement to Securities Purchase Agreement